UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2018

e.l.f. Beauty, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37873	46-4464131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

570 10th Street
Oakland, CA 94607
(Address of principal executive offices)

(510) 778-7787
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.
On May 22, 2018, e.l.f. Beauty, Inc. (the “Company”) held its 2018 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company's stockholders voted on two proposals, each of which is described in more detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 10, 2018. The following is a brief description of each matter voted upon and the certified results, including the number of votes cast for or against each proposal, the number of votes withheld with respect to each proposal (if applicable), the number of abstentions (if applicable) with respect to each proposal, and the number of broker non-votes with respect to each proposal.
1.Election of Class II Directors. Each of the three nominees for Class II director was elected to serve as a Class II director until the Company's 2021 annual meeting of stockholders, or until his or her respective successor has been elected and qualified, or until his or her respective earlier death, resignation or removal. The voting results were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Lauren Cooks Levitan	38,775,586	4,516,932	3,126,089
Richelle P. Parham	43,267,444	25,074	3,126,089
Richard G. Wolford	36,256,805	7,035,713	3,126,089
2.Ratification of the Appointment of the Independent Registered Public Accounting Firm. The Company's stockholders ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,333,479	66,745	18,383	N/A

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

e.l.f. Beauty, Inc.

Date: May 23, 2018	By:	/s/ Scott K. Milsten
Scott K. Milsten
Senior Vice President, General Counsel, and Secretary